Exhibit 10.2

Certain confidential information contained in this document, marked by brackets as [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. In addition, certain personally identifiable information contained in this document, marked by brackets as [***], has been omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

AMENDED AND RESTATED SUPPLY AGREEMENT

This Amended and Restated Supply Agreement (“Agreement”) is made and entered into as of June 1, 2020 (the “Effective Date”) by and between Shenzhen Mindray Bio-Medical Electronics Co., Ltd., a corporation organized under the laws of The People’s Republic of China (hereinafter “Mindray”), and Heska Corporation, a corporation duly organized and existing under the laws of the State of Delaware with its principal business address at 3760 Rocky Mountain Ave, Loveland, CO 80538, United States and its Affiliates (hereinafter “Heska”). Heska and Mindray shall at times be collectively referred to herein as the “Parties” and individually as a “Party”.
WHEREAS, Heska is willing to purchase Products, the details of which are defined in this Agreement, from Mindray and Mindray is also willing to provide those Products to Heska with the terms and conditions hereinafter set forth.
WHEREAS, Heska and Mindray are parties to an Exclusive Supply Agreement dated February 1, 2016, as amended by the Amendment to Exclusive Supply Agreement dated January 1, 2017 (collectively, the “Original Agreement”).
WHEREAS, the Initial Term of the Original Agreement expired on December 31, 2019, however it automatically extended for successive Renewal Term according to the terms of the Original Agreement. The Parties now agree to terminate the Original Agreement as the date first above written and enter into this Agreement upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the Parties agree as follows:
1. Definitions
1.1 “Affiliate” shall mean, with respect to each Party (as hereinafter defined), any legal entity that is, directly or indirectly, controlling, controlled by or under common control with such Party. For purposes of this definition, a Party shall be deemed to control another entity if it owns or controls, directly or indirectly, more than fifty percent (50%) of the voting equity of the other entity, or directly or indirectly possesses the power to direct, or cause the direction of, the management and policies of such other entity by any means whatsoever.
1.2 BLANK
1.3 “Calendar Quarter” shall mean a period of three (3) consecutive calendar months commencing on· January 1, April 1, July 1 or October 1 during the Term of this Agreement.
1.4 “Calendar Year” shall mean each twelve (12) month period during the Term of this Agreement beginning on January 1 and ending on December 31.
1.5 BLANK.

1.6 “Confidential Information” means any proprietary or confidential information of a Party which may be disclosed to the other Party under this Agreement, including without limitation all prices, discounts or product specifications, customers, Customers, designs, software, software code, drawings, reports, interpretations, forecasts, plans, records, technical or other financial or business information of any kind, of a disclosing Party regarding the subject matter of this Agreement, together with any notes or other documents prepared by a receiving Party or others which reflect such information.
1.7 “Consumables” shall mean documentation, supplies, consumables, reagents, calibrator, fluids, tubes, tips, cups, and other supplies necessary or ordinarily beneficial in the ordinary course of installation, calibration, maintenance and use of the Analyzer Product(s). Mindray shall use all reasonable endeavors, acting in good faith to ensure Consumables only operate on Analyzer Products sold by Heska and ensure that no other reagents manufactured by or for Mindray shall operate on Analyzer Products sold by Heska; except, provided however, Mindray shall use all reasonable endeavors, acting in good faith to ensure non-reagent QC/Cal manufactured for Mindray by third party to operate on Analyzer Products only operate on Analyzer Products sold by Heska.

1.8 “Customer” shall mean the end user of the Products, where use of Products is limited to non-human subjects, within the Market, within the Territory, as defined below. Supply of the Products to Customer may include one or more transactions that include the involvement of a third party dealer or reseller of Heska (“Agent”), who facilitates the purchase and installation to the Customer solely for use within the Market within the Territory.
1.9 “DOA” shall mean dead on arrival, as used in Article 8.2 Non-Conformities and Acceptance.
1.10 “Improvements” means, individually and collectively, all discoveries, inventions, know-how, techniques, modifications , improvements, works of authorship, designs, data, and all proprietary rights therein or associated therewith (whether or not protectable under patent, copyright, trade secrecy or similar laws) relating to additions, enhancements, updates, alterations, modifications, derivative works or other changes to any Products sold by Mindray to Heska hereunder.
1.11 “Intellectual Property” shall mean all drawings, designs, models, specifications, documentation, software, firmware, user interfaces, inventions, designs, techniques, processes, business methods, customer information, marketing programs, distributor information, know-how, technology, mask works, copyrights, copyrightable materials, patents, trade secrets, software code, software schema, contractor contacts, sources, vendors, suppliers, and any other information or materials protected under any intellectual property laws in effect anywhere in the world, and any applications, registrations or filings relating thereto.
1.12 “Legacy Mindray Dealer” shall mean the third party in Spain with an executed and in force agreement as of January 1, 2020 with Mindray under which such third party has sold or is selling the Mindray Product five-part analyzer and associated consumables to veterinary customers in Spain.
1.13 “Market” shall be defined as the field of Veterinary Medicine; as defined as the practice of medicine on non-human subjects by licensed users, in good standing with licensing and governmental authorities, or persons duly and legally supervised by such licensed users or authorities, in accordance with laws and regulations governing the use of medical devices on non-human subjects, in all locations and facilities, including, but not limited to veterinary hospitals and clinics, zoos, breeding operations, feedlots, pharmaceutical facilities , research facilities, universities , veterinary teaching hospitals , and governmental agencies.
1.14 “Mindray Product” shall mean the Mindray manufactured hematology analyzer product noted in Annex A (BC5000vet).
1.15 “North America Agreement” shall mean that certain agreement between the parties dated September 1, 2013.
1.16 “Product” shall mean, as the case may be, the Analyzer Product(s) based on Mindray Product and modified to Heska brand and use per this Agreement, Consumable(s) based on Mindray product and modified to Heska brand and use per this Agreement, and Spare Part(s), as those terms are further described and defined in Annex A and elsewhere in this Agreement.
1.17 “QC/Cal” shall mean control and calibrator fluids listed in Annex B (3) “QC/Cal”.
1.18 “Service Exchange Pool” shall mean a pool of between ten (10) and twenty (20) Analyzer Products to be maintained by Heska during the course of the Agreement. Heska shall ship replacement Analyzer Products (“Service Exchange(s)”) from the Service Exchange Pool to Customers who have reasonably claimed that Analyzer Products are not working correctly, and such returned Analyzer Products will be serviced by Heska to then be made available as Service Exchange Pool Products.
1.19 “Spare Parts” shall mean service parts, installation parts, replacement parts, spare parts, and documentation related thereto that are necessary or ordinarily beneficial in the ordinary course of installation, calibration, maintenance, repair, provision of warranty support, and use of the Analyzer Product(s), including, without lin1itation, those spare parts identified on Annex A, as amended from time to time.

1.20 “Tail” shall mean the six (6) year period following expiration or earlier termination of this Agreement, during which Mindray will sell to Heska the Consumables and Spare Parts.
1.21 “Territory” shall mean the areas defined in Annex C, including “Exclusive Territory” and “Non exclusive Territory”.
1.22 Capitalized terms not defined in this Article 1 shall have the meaning set forth herein.
2. Purpose, Appointment and Acceptance
2.1 Specifications. The specifications for the Products are set forth in Annex A and will in no case be less than the specifications for Products delivered in the original Exclusive Supply Agreement, dated January 1, 2017, as amended. (“Specifications”).

2.2 Purpose. Subject to the terms and conditions of this Agreement, Mindray agrees to sell to Heska, and Heska agrees to purchase from Mindray, the Products in accordance with the Specifications, as each are or shall be defined in Annex A attached, in the Minimum Annual Total volume(s), as described in Section 5.1 and Appendix B, for resale or placement to Customers, in the Market, in the Territory.

2.3 Appointment and Acceptance. During the Term of this Agreement, as specified in Article 3.1, and subject to the conditions hereinafter, including but not limited to Article 6 below,

Mindray hereby appoints Heska as its exclusive distributor (even as to Mindray) for the Products, to Customers, in the Market within the Exclusive Territory, and non-exclusive distributor for the Products, to Customers, in the Market, within the Non-Exclusive Territory, and Heska accepts such appointment. Each Party warrants and represents to the other Party that: (i) they have the right to enter into this Agreement, (ii) the terms of this Agreement are not inconsistent with other contractual obligations, expressed or implied, which they may have, (iii) by negotiating or entering into this Agreement, the representing Party is not breaching, violating, unlawfully altering, being induced or inducing others to interfere, halt, terminate, or otherwise modify any other contractual obligations, express or implied, which they may have with any other party, (iv) it is not a party to any agreement, litigation, or business relationship that prevents it from carrying out its obligations under this Agreement, (v) it has the right and full corporate power to enter into this Agreement, and (vi) as of the date of the Agreement, it is unaware of any actual, threatened, or pending litigation or claim that would prevent or impair it or its Affiliates from carrying out its obligations under this Agreement or would reasonably cause the other Party to be prevented from or have difficulties carrying out its obligations under this Agreement.

3. Term
3.1 This Agreement shall commence on the Effective Date and remain in effect until December 31, 2022 (the “Initial Term”); thereafter, Agreement shall automatically renew for successive two year periods (each a “Renewal Term”), unless sooner terminated in accordance with Article 15 of this Agreement (the Renewal Term together with the Initial Term, is collectively the “ Term”), provided, however, that Heska must meet the Minimum Annual Total in the prior Calendar Year. As discussed in Section 5.2. failure to meet the Minimum Annual Total in the prior Calendar Year may lead to termination of the Agreement. Notwithstanding the foregoing, however, the Term shall not exceed ten (10) years without the express written agreement of Mindray.
4. Purchase Orders & Product Packaging and Labeling
4.1 Orders. In placing purchase orders with Mindray, Heska shall detail the (i) Products (ii) quantity of each Product, and (iii) delivery date, which shall be at least sixty (60) days from the date of the purchase order (“Lead Time”). The orders shall be considered accepted and binding unless they are rejected by Mindray, provided that such acceptance shall not be unreasonably withheld and Mindray shall notify Heska within five (5) days if any order from Heska is rejected; provided, however, if Mindray is unable or unwilling to timely fulfill a purchase order that otherwise complies with all requirements set forth in this Agreement, Heska shall nonetheless be credited with such order quantity for purposes of the Minimum Annual Total requirements of Article 5 below. REGARDLESS OF FORM, EVERY PURCHASE ORDER, ORDER ACKNOWLEDGMENT, ORDER ACCEPTANCE OR INVOICE IS DEEMED TO INCLUDE THE APPLICABLE TERMS AND CONDITIONS OF THIS AGREEMENT AND ANY PRE-PRINTED OR OTHER TERMS AND CONDITIONS ASSOCIATED WITH SUCH FORM SHALL NOT BE APPLICABLE ABSENT MUTUAL WRITTEN AGREEMENT OF THE PARTIES. The order shall be, when fulfilled with Product, payable in full within sixty (60) days of shipment of the Product from Mindray.
4.2 Packaging and Labeling. Mindray shall supply all packaging and labeling required by Heska for Products in accordance with the Specifications on Annex A. All Product packaging and labeling shall be as set forth and agreed to in good faith in the Specifications in Annex A. It is intended that the Product packaging and labeling will be a full private label branding to Heska brands, marks, and packaging logos, without reference to Mindray. All labeling and packaging shall designate Heska as the exclusive “source” of the Products, and for those Products manufactured in whole or in part in China, using terminology of “manufactured for Heska in China” and shall include Heska’s logos and such other additional branding as shall be set forth in the Specifications. Mindray shall not acquire any right, title or interest in any of Heska’s trademarks and/or artwork, therein except for the purpose of manufacturing and packaging Products for Heska pursuant hereto. Heska shall be responsible for assuring that all Product packaging materials and labels comply with applicable laws in the Territory.
5. Minimum Purchase
5.1 Minimum Calendar Year Volume. Heska shall make purchases of Product from Mindray in such annual minimum quantities (“Minimum Annual Total”) as specified in Annex B. If Heska fails to make purchases equal to or greater to the Minimum Annual Total, the remedies in Section 5.2 shall apply.
5.2 Remedies for Volume Failure. If Heska fails to purchase the Minimum Annual Total (a “Minimum Purchase Failure”) within thirty (30) days of the end of the Calendar Year for which Mindray alleges Heska had a Minimum Purchase Failure, Mindray shall provide Heska written notice of such failure (a “Quantity Failure Notice”) and the following remedies in this Section 5.2 shall apply. If such Minimum Purchase Failure has not been cured by Heska within sixty (60) days after Mindray gives Heska written notice of such Minimum Purchase Failure, then Heska shall, in Heska’s sole discretion:
5.2.1 Pay Mindray, within thirty (30) days of receipt of the Quantity Failure Notice, an amount equal to five percent (5%) of the Average Transfer Price (as determined by calculating the quotient of (a) the sum of all actual prices paid for the Analyzer Products purchased in the immediately prior two (2) Calendar Quarters, divided by (b) the actual number of Analyzer Products purchased in the immediately prior two (2) Calendar Quarters) multiplied by the Deficiency (as calculated by subtracting the number of Analyzer Products purchased by Heska in the Calendar Year from the Minimum Annual Total); In the event of two (2) Minimum Purchase Failures in consecutive years, Mindray may, on or before March 15th of the year immediately thereafter, terminate this Agreement upon ninety (90) days written notice. Or;
5.2.2 Terminate this Agreement. There are no other remedies for a Minimum Purchase Failure.

5.3 The Parties agree that they will make a mutually agreeable, good faith adjustment downward of the Minimum Annual Total from a period in which there was a Minimum Purchase Failure, if during such period; (i) Mindray was unable to deliver Products ordered on time, (ii) Mindray delivered to Heska a significant quantity of DOA Product, as defined in Article 8.2, or Products not meeting the Specification, iii) the Products were subject to a recall or other similar adverse event, or (iv) the Products, in the reasonable judgment of the Parties and a disinterested infom1ed observer, are no longer competitive in the Market, in the Territory.
6. Market, Territory, Exclusivity
6.1 Exclusivity Rights. Heska is granted the exclusive right to purchase the Products for sale, marketing and distribution in the “Market”, in the “Exclusive Territory”, to “Customers”,

which right shall operate to exclude all others, including Mindray, its Affiliates and all third parties, and the nonexclusive right to purchase the Products for sale, marketing and distribution in the “Market”, in the “Non-exclusive Territory”, to “Customers” as each are defined in Article 1. In the Exclusive Territory in the Market, Mindray shall not, directly or indirectly through any third p arty, distributor, reseller or agent:
6.1.1 During the Term, sell or offer to sell, rent, loan, or lease the Products (or any modification, iteration, or derivation thereof) or any generic or similar in-clinic hematology analyzer products (5 part), or portions or subassemblies thereof, that are or could be competitive with the Products, that may be used by or sold to Customers in the Market within the Exclusive Territory (“Illicit Products”) .
6.1.2 During Tail Period, sell or offer to sell the Consumables or Spare Parts or any modification, iteration, derivation, or generic version thereof that are usable on Analyzer Product sold, placed, loaned or leased by Heska.
Heska shall not sell or offer to sell Products outside of the Territory or Market, except with Mindray’s prior written consent.
6.2 In the Market within the Non-exclusive Territory, Mindray maintains right to sell or offer to sell, rent, loan, or lease, directly or indirectly through Mindray, its Affiliates, and/or any third party, distributor, reseller or agent, the Mindray Product as noted in Annex A (BC5000vet) (including consumables, reagents and spare parts) (or any modification, iteration, or derivation thereof) or any generic or similar in-clinic hematology analyzer products (5 part), or portions or subassemblies thereof, that are or could be competitive with the Analyzer Products, that may be used by or sold to Customers for use within Non-exclusive Territory, so long as such analyzer products do not operate with Consumables and (ii) such reagents do not operate with Analyzer Products.
6.3 Mindray’s Efforts to Protect. Mindray shall undertake to protect Heska’s Exclusive Territory and Market. Upon receipt of notice of a violation of Territory and Market exclusive to Heska by a third party (or through an agent of such third party), Mindray shall with regard to such third party act to protect Heska’s Exclusive Territory and Market, including without limitation and as applicable, to the extent that permitted or allowed by applicable laws (i) send a cease and desist letter, with a copy to Heska (ii) legally void warranty and software license on Illicit Product and notice third party of such void, with copy to Heska, (iii) demand from the third party responsible for sale(s) of the Illicit Product the disgorgement and payment to Heska of profits from the sale of Illicit Product(s) in Heska’s Market and Exclusive Territory, with copy of such demand to Heska, and (iv) immediately ceasing delivery of products that are, may be, or may become Illicit Products to such party or a party supplying such party with Illicit Products.
6.4 Exclusive Territory Protections by Mindray. Mindray undertakes to not knowingly allow any party to sell, lease, lend, demonstrate, market or solicit for business, directly or indirectly, a Product or Illicit Product to a Customer in the Market within the Exclusive Territory. For the Term of this Agreement, Mindray shall not, directly or indirectly, except exclusively through or for the benefit of Heska under this Agreement, sell, resell, lease, lend, or market: (i) the Products, (ii) portions or components of the Products, or (iii) products to which Mindray directly or indirectly benefits, controls, develops, or commercializes, that compete with the Products, to Customers in the Market within the Exclusive Territory. Mindray further undertakes not to sell in the Non-Exclusive Territory, any Consumables or Spare Parts for use on Analyzer Products sold or placed into service with Customers by Heska during the Term and during the Tail. Mindray will ensure Analyzer Products will not operate with reagents that are not Consumables sold to and through Heska.
6.5 No Export or Gray Market by Heska. Heska undertakes not to sell, lease, lend, or participate in any way, directly or indirectly, through one or more relationships or contracts, the Products or any products or services that contain, in whole or in part, the Products, for use, resale, export outside of the Territory or Market. Heska shall not directly or indirectly, and shall not authorize any other party to, sell, lease, lend, demonstrate, market or solicit for business any of the Products or products containing, in whole or in part the Products, outside the Market or Territory, including, without limitation, using commercially reasonable efforts so that Heska’s distributors and customers do not resell or otherwise distribute the Products outside of the Market or Territory.
6.6 Market Limited. Except as provided by the North American Agreement, Heska shall not sell, lease, lend, or participate in any way, directly or indirectly, through one or more relationships or contracts, the Products or any products or services that contain, in whole or in part, the Products, intended for use or for resale, demonstration, use or export outside of the Market or Territory, nor to any person, entity, or organization who is not a Customer or Agent selling directly to a Customer in the Market in the Territory. Heska and Mindray agree that all software and Products provided hereunder from Mindray to Heska shall be and are intended for use in the veterinary medical industry in the Territory.
6.7 Other Agreements In Effect. The terms in this Agreement apply solely to the Territory and Market as defined in Article 1 of this Agreement. Heska’s rights and obligations in territories and markets, as defined in other effective agreements between the two parties, including the North American Agreement, will not be affected by this Agreement. Nothing contained in this Agreement shall affect or alter the North American Agreement.
6.8 Protection of Mindray Property: Heska Customer Obligations. Heska shall protect all Mindray Intellectual Property and Confidential Information to the same degree it protects its own Intellectual Property and Confidential Information, but in no case less than exercising reasonable care.
6.9 Conclusion with Legacy Mindray Dealer. During the Term, Mindray may sell Mindray Product consumables that do not operate with Analyzer Product but are Illicit Products to Legacy Mindray Dealer and QC/Cal products, only for resale by Legacy Mindray Dealer directly and only to licensed veterinarian end users in Spain who (i) purchased Mindray Product five-part analyzer from Legacy Mindray Dealer prior to December 31, 2020 and (ii) are identified by name, address, and phone number to Mindray in writing by Legacy Mindray Dealer on or before December 31, 2020.
7. Price and Payment
7.1 Prices. The prices for the Products purchased by Heska hereunder shall be as set forth in the attached Annex B, unless otherwise agreed upon by the Parties in writing from time to time.
7.2 Net Amounts and Costs. All prices for the Products are “net amounts” in US Dollars. Unless otherwise expressly provided, Mindray is responsible for all insurance, freight, customs, duties, tariffs, any foreign, federal, state or local taxes that may be applicable to bring the Products to Heska’s dock, excluding VAT. Each Party shall be responsible for their own federal, state and local sales, use and income taxes and assessments, Value Added Taxes, and other taxes, fees, and duties.

7.3 Resale Tax Exemption. Heska agrees to provide to Mindray a copy of Heska’s Resale Tax Exemption Certificate for any sales within Heska’s Territory subject to resale tax exemption, otherwise, all applicable taxes will be included on the invoices.
7.4 Payment Instructions. Subject to offset for DOA Product as provided in Article 8.2 below, the full payment is immediately due and must be settled, within sixty (60) days of shipment of the Product(s) from Mindray, with payment by company check or wire transfer of immediately available funds, issued by a first class, international bank, satisfactory to Mindray at the following bank or a first class, international bank other financial institution as Mindray may designate that is reasonably satisfactory to Heska.
Bank: [***]
8. Shipment and Acceptance
8.1 Freight Terms. The Product prices are inclusive of Mindray performing and paying for delivery to Heska’s dock in Germany, France, Spain, Italy, or the United States, as directed by Heska, provided however that Heska agrees to be the importer of record in Germany, France, Italy, and Spain and pay VAT. Mindray will be responsible for any and all carriage, loading, unloading, charges, or other import/export cost, excluding VAT in the designated countries above, until the Products have arrived at Heska’s designated dock. Title shall transfer at Mindray’s dock and risk of loss for the Products shall pass to Heska upon delivery to Heska’ s dock. Notwithstanding the prior sentences, the Spare Parts and QC/Cal prices are based on Exworks (Incoterms 2010) United States. Mindray shall ship Product to Heska using reputable carriers, under Economy class shipment or better. The Parties shall cooperate in freight matters, including the prompt and complete documentation for proof of loss claims to an appropriate carrier and/or insurer. Heska shall photograph damage to original packaging, immediately upon receipt of packaging that Heska deems to have incurred external damage.
8.2 Non-Conformities and Acceptance. All claims for error, damages, defects, shortages and material non-conformities in any shipment discovered by reasonable inspection shall be made in writing to Mindray (together with detailed descriptions and evidence thereon) within thirty (30) days after receipt of the Products at Heska’s destination point shipping dock (such Products containing errors, damages, defects, shortages, and material non-conformities each, a “DOA Product”). Failure to make such claim within such period shall constitute acceptance of the shipment (“Acceptance”). The extent of Mindray’s liability for DOA Product under this warranty shall, at Heska’s option, be limited to: (i) replacement as herein provided of any defective Products, freight prepaid to Heska designated dock, or (ii) return of DOA Product(s), at Mindray’s sole expense, provided however, that Heska agrees to use reasonable efforts to repackage and make DOA Product(s) available for shipment in original packaging, or if damaged, in a manner consistent with Heska’s own packaging standards for similar products, for a full refund, to the extent Mindray was previously paid by Heska for such DOA Product, or for an offset against future invoices. Mindray shall have no liability for any defects in cases of damage arising from Heska’ s negligent handling.
9. Warranties
9.1 Limited Product Warranty.
9.1.1 Analyzer Product Warranty. Mindray warrants the Analyzer Products sold by Mindray conform to the Specifications and shall be free from defect in material and workmanship for (i) twenty-one (21) months from the date of Mindray’s shipment of the Products to Heska. Mindray and Heska agree that the exclusive remedies for Mindray’s breach of its limited express warranty is limited at Mindray’s election solely to: (a) the repair and/or replacement of the defective Analyzer Product or part, as reasonably determined by Mindray; or (b) refund of the purchase price and return the Analyzer Product; provided, however, that for DOA Products, the provisions of Section 8.2 shall apply. In fulfilling its limited warranty to repair and/or replace a defective Analyzer Product or part, Mindray shall use all reasonable endeavors, acting in good faith. The limited warranty does not extend to any of the Analyzer Products that have been, other than by Mindray: (1) subject to misuse, neglect, or abuse, (2) improperly repaired, or altered or modified, and/or (3) used in violation of instructions furnished by Mindray or in contravention of generally accepted usage standards in the Market, in the Territory, by Customers, for products similarl to Analyzer Products. Heska shall solely bear all costs to retrieve and to ship all Analyzer Product(s) requiring warranty service to Mindray designated location within the United States. Mindray shall solely bear all costs to ship all Analyzer Product(s) repaired under warranty service to Heska’s principal place of business.
9.1.2 Analyzer Products Needing Repair. Heska must maintain a Service Exchange Pool, with Service Exchanges, as defined in Article 1. Heska will make its commercially reasonable effort to troubleshoot and fix non-functioning Analyzer Products in the Territory. If the units in question cannot be brought by Heska up to normal functionality and operation according to Specification, Heska will then initiate the Analyzer Product limited warranty process with Mindray, as described in Section 9.1.1. Mindray will return the repaired units back to Heska’s Service Exchange Pool. Mindray shall reimburse or replace Spare Parts used by Heska in repairing units under warranty upon receipt of Heska’s written itemization of Spare Parts used in such repairs, itemized per repaired unit’s serial number.
9.1.3 Extended Warranty. Analyzer_Products must be covered by active warranty or extended warranty policies in order to be eligible for purchasing extended warranty for the next period.
9.1.4 Consumables Warranty. Mindray warrants the Consumables sold by Mindray conform to the Specifications as set forth in Annex A, shall work with the Analyzer Product for the intended purpose, shall have a shelf life of at least fifteen (15) months, except for probe cleanser shall have a shelf life of at least eight (8) months, from receipt by Heska, and shall be free from defect in material and workmanship. Mindray will cover the replacement of the non-conforming or defective Consumable(s).
9.2 Repair-Replace Warranty. Mindray warrants its repair work and replacement parts for a period of ninety (90) days from return to Heska (or other location directed by Heska) of the repaired or replaced Analyzer Product or for the balance of the warranty period as set forth in Article 9 “Warranty”, whichever is longer. Mindray and Heska agree that the exclusive remedy for Mindray’s breach of its limited express warranty concerning repair work and replacement parts is limited solely to the repair and/or replacement of the Analyzer Product or part, as reasonably determined by Mindray. In fulfilling its limited warranty to repair and/or replace a defective Analyzer Product or part, Mindray shall act in good faith, time of the essence. Any claim arising under this Article 9 shall be settled by amicable cooperation between Mindray and Heska, to minimize or avoid unnecessary expense and time.

9.3 No Infringement. Mindray represents and warrants that neither the Products nor their manufacture, use, importation or sale infringe upon the proprietary rights held by a third party in the Territory. In the event of an allegation of infringement of any third party intellectual property rights is made, or in Mindray’s and Heska’s opinions is likely to be made, in respect of the Product Mindray may at its own expense (i) obtain for Heska and its customers the right to continue to import, sell and use the Product, (ii) modify the Product so as to avoid infringement in a way reasonably acceptable to Heska or (iii) if conditions (i) and (ii) cannot be complied with on terms which in Mindray’s opinion are reasonable, Mindray (x) may terminate this Agreement upon not less than ninety (90) days’ advance notice, and (y) shall indemnify Heska according to the provisions of Section 13.2 of this Agreement. If the Agreement is tem1inated pursuant to this Section 9.3 Mindray shall, at its cost, use its best efforts to identify a mutually acceptable manner of modifying the Product or this Agreement to render the Product or the performance of this Agreement non-infringing and, upon Heska’s request, accept return of and refund monies paid for Product in Heska’s inventory. Heska shall have the right of first refusal for a period of thirty-six (36) months following such termination before Mindray may appoint any new distributor in the Territory.
9.4 Disclaimer of All Other Warranties. EXCEPT FOR THE LIMITED WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT, MINDRAY HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
10. Governing Law; Dispute Resolution; Exclusive Venue and Jurisdiction
10.1 The English language employed herein shall be controlling and this Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. Any claim or controversy relating in any way to this Agreement shall be governed by and interpreted exclusively in accordance with laws of England and Wales without regard to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The language of arbitration shall be English. The place of arbitration shall be London, UK. The award rendered by arbitrator(s) shall be final binding upon the Parties hereto.
10.2 Mindray represents and warrants to Heska that Mindray has the authority to enter into this Agreement and to bind itself to the obligations set forth herein. Mindray shall not assist, permit or cause any Affiliate to take any action which, if taken by Mindray, would constitute a breach of this Agreement, and Mindray shall use its best efforts to prevent any Affiliate from taking any such actions. Heska represents and warrants to Mindray that Heska has the authority to enter into this Agreement on behalf of, and to bind, each and all of its Affiliates to the obligations set forth herein.
11. Parties’ Responsibilities
11.1 HESKA’S RESPONSIBILITIES:
11.1.1 Marketing and Promotion of Product. Heska, at its sole discretion, shall undertake for its own account advertisement and sales promotions of the Products in the Market within the Territory. Heska shall use reasonably commercial efforts to market and sell the Products to Customers in the Market throughout the Territory.

11.1.2 Communication with Customers. Heska shall provide all warranty, technical support, shipping, and communications to and between Heska’s Customers, on the one hand, and Heska on the other, without, unless previously authorized between Heska and Mindray, any direct communication or obligations between Mindray and Heska’ s Customers. The identification of Heska Customers is Heska Confidential Information.
11.1.3 Sales Agents. Heska shall be solely responsible for selection, training, and support of installation personnel, technical support personnel, dealers, agents, sales representatives and contractors and for the advice performance of such persons under Heska’s direction and control in providing information and services to end user customers and Customers of the Products purchased hereunder.
11.1.4 Customer Use Restrictions. Heska shall reasonably undertake to train and to support Customers using the Product as to the proper use, installation, maintenance, and safety precautions necessary for the Product(s) proper perfom1ance and maintenance of good working condition.
11.1.5 Forecast. Heska, on a rolling basis, during the first ten (10) days of each Calendar Quarter after the Effective Date, shall, upon Mindray’s written request, provide Mindray with a written forecast of estimated purchases of the Products for the next twelve (12) month period. The forecast shall represent Heska’s commercially reasonable good-faith estimate of its Product requirements for such twelve (12) month period. Such forecasts are for the convenience of Mindray only, and shall not constitute firm purchase orders or shipping orders and shall not be binding upon or create any obligation or liability with respect to Heska. Mindray shall, within ten (10) days of becoming aware that Mindray may reasonably be unlikely to have the ability to fulfill the forecast quantities and schedule.
11.2 MINDRAY’S RESPONSIBILITIES:
11.2.1 Spare Parts and Consumables Tail. During the Tail period, Mindray shall maintain the capability to repair the Products, to deliver Consumables, and to deliver Spare Parts to Heska at terms at least as favorable as Mindray offers to any other customer(s) of Mindray in the Market and in the Territory, but in no case less favorable than the Price and terms of this Agreement, or at Mindray’s then-current price, whichever is lower; provided however, that the Price of this Agreement during the Tail may be adjusted pursuant to the Currency Rate Adjustment procedures in Section 7.5. During the Tail period, Heska shall have the exclusive right to sell Consumables and Spare Parts to Customers acquired by Heska from Effective Date through Termination.

11.2.2 Modifications and New Versions. Mindray reserves the right to make changes to any manufacturing source, controlled process parameters or sources and materials used with respect to the production of any of the Products and to otherwise reasonably modify any of the Products; provided that Mindray will provide Heska with at least one-hundred-eighty (180) days written notice of any major, material changes in the form, fit, performance, or function of any of the Products, along with details of such changes, and such major, material changes shall not adversely affect the performance, the Specification, the ability of Spare Parts and Consumables to operate on the Analyzer Products, or the sales prospects of the Product to Customers in the Market in the Territory. For any minor, changes, Mindray will use all reasonable endeavors, acting in good faith to provide Heska with at least ninety (90) days written notice of such changes, or as soon as practicable in line with Mindray’s standard change notification practices, provided however that such minor changes shall not adversely affect the performance, the Specification, the ability of Spare Parts and Consumables to operate on the Analyzer Products, or the sales prospects of the Product to Customers in the Market in the Territory.
11.2.3 In the event Mindray replaces or updates a Mindray Product or Product, for minor improvements to the form, fit, performance or functionality, Heska shall be entitled to acquire such updated or replaced version under the same terms of this Agreement in effect before such update or replacement. Pricing and relevant terms and conditions for (i) new products sold by Mindray that Heska reasonably deems appropriate for sale to Customers in the Market within in the Territory, and (ii) for the Mindray Products or Products that undergo major improvements in form, fit, performance or functionality shall be negotiated in good faith by the Parties. Mindray represents and warrants to Heska as of the Effective Date and throughout the Term and during the Tail, the prices, benefits and other terms and conditions in this Agreement are no less favorable to Heska than any other similarly situated customer or Affiliate of Mindray of similar purchase, sales, or placement of Mindray Products or similar products volume in the Market and in the Territory. The foregoing sentence will not restrict Mindray from transferring Mindray Products between Mindray Affiliates at Mindray’s intercompany transfer prices, as determined by Mindray.
11.2.4 Technical Assistance. For technical assistance, Mindray shall supply Heska with a reasonable amount of informative and illustrated materials regarding the Products. Mindray shall train a reasonable number of Heska’s technical personnel, at Heska’s and Mindray’s corporate address or other mutually agreed to location, scheduled by consent of both Parties, if it becomes necessary to achieving better installation and maintenance standards or to release new Products which may be added to the Products Schedule. Each Party shall bear its own costs in providing or receiving such training. Technical assistance is by and between Mindray and Heska, for the benefit of Heska, not the Heska’s Customers. The number of Heska personnel to be trained and the frequency of such trainings shall be agreed upon in good faith.
11.3 RESPONSIBILITIES OF BOTH PARTIES:

11.3.1 Government Approvals. The Parties shall be responsible for obtaining and maintaining all regulatory approvals and any amendment or supplements required, if any, to fulfill their own obligations hereunder specifically, plus, (i) in the case of Mindray, those necessary to provide for the manufacture, import, delivery, and sale of the Products in the Territory in the Market, and (ii) in the case of Heska, to receive, market, sell and service the Products in the Territory in the Market.

11.3.2 Regulatory Inquiries. Each Party shall promptly inform the other Party of the existence and substance of any inquiry or investigation related to Products initiated by any government authority or certification agency.

11.3.3 Regulatory Inspections and Information. To the extent required by law or at its reasonable discretion, Mindray and Heska shall each permit all governmental authorities and certification agencies the reasonable right to inspect their respective facilities at which the Products or any components of them are handled, stored, or shipped, and all records related to them. Both Parties shall reasonably assist such governmental authorities and certification agencies with such inspections. Each Party shall promptly notify the other of all such inspections related to or affecting the Products, and shall use reasonable efforts to provide the other Party the opportunity to be present at such inspections and shall use all reasonable endeavors, acting in good faith, to comply with governmental authority or certification agency requests for one Party to produce information that is confidential in nature to the disclosing Party, such as Customer contact information and location of Products; Confidential Information and Intellectual Property and provided pursuant to this Article 11.3.3 shall be used solely for the strict and limited purpose of complying with the governmental authority or certification agency requests or mandates, and shall not be used by the receiving Party for any commercial use, and shall be protected under Article 14 and Article 12 of this Agreement.

11.3.4 Product Complaints/Reports. Each Party shall promptly provide the other Party notice of any information regarding real or potential defects and complaints about the Products or would reasonably be considered material to the safety of them for their intended use. Each Party shall reasonably cooperate with the other in sharing any information that may constitute a complaint related to the Products. Mindray will use reasonable efforts to assist Heska in investigating and correcting any problems Heska or its Customers may experience with the Product. Such efforts will include qualified representatives of Mindray visiting the Territory when deemed reasonably necessary by Heska. ·Heska will use reasonable efforts to in1plement any corrective action recommended by Mindray.

11.3.5 Recalls. Mindray shall bear all costs and have sole authority and obligation to declare a recall of any Products, if Mindray believes that there is a potential significant health hazard or noncompliance with applicable government regulations. In the event that a mandatory recall, withdrawal or modification of the Product is required by a decision or ruling of a court of competent jurisdiction or by a ruling or regulation of a governmental agency (“Mandatory Recall”), or in the event of a voluntary recall initiated by Mindray, Mindray shall be responsible for supplying modified Products or components thereof, to Heska for Heska’s delivery to Customers who purchased such Product, consistent with applicable regulations and/or government agency instructions or rulings. In connection with any recall, Heska will implement the recall and supply the affected Customers with modified Products or components and/or service, where applicable, thereof under the direction of Mindray. Mindray and Heska agree to work cooperatively to facilitate any recall. In connection with this obligation, Heska shall track serial numbers of all Product delivered to customers at the time of delivery. Mindray shall reimburse Heska for reasonable expenses incurred by Heska pursuant to this Article 11.3.5.

11.3.6 Laws. Each Party will at its own expense comply with all applicable international, national, state, regional, and local laws, rules, and regulations of competent public authorities relating to its duties, obligations, any applicable quality processes, regulatory compliance and performance under this Agreement. Heska has sole responsibility for determining that no applicable laws of the Territory within the Market prohibits, limits or materially impairs in any respect the sale and distribution of the Products for the intended purpose.

12. Proprietary Rights
12.1 Intellectual Property.
12.1.1 Each Party retains all rights to its Intellectual Property pre-existing as of the Effective Date of this Agreement. Except as provided for expressly in this Agreement, no license, right or ownership is granted, by implication or otherwise, to a Party’s Intellectual Property. As of the date of this Agreement, neither Party claims any rights to, or ownership in, the other Party’s Intellectual Property, and neither Party claims the existence of any jointly owned Intellectual Property between the Parties. In the event either Party provides the other Party with such other Party’s data regarding certain veterinary parameters, such information shall be provided pursuant to the Confidential Information rights in Article 14.
12.1.2 Mindray owns all Intellectual Property rights in the Products, and shall own all Improvements thereto, except for the Confidential Information of Heska. In the event that any Intellectual Property rights in the Products or any Improvements vest in Heska, Heska hereby assigns to Mindray all right, title, and interest in such Intellectual Property rights to Mindray, and shall fully cooperate with Mindray, at Mindray’s expense and for reimbursement of Heska’s reasonable related expenses, in executing all documents required to confirm the foregoing assignment.
12.1.3 During the Term of this Agreement, and subject to Heska’s compliance with the terms of this Agreement, Mindray hereby grants to Heska (i) an exclusive (even as to Mindray) nontransferable, non-sublicenseable (other than as permitted under Section 12.6) license under Mindray’s Intellectual Property embodied in the Products solely for the purpose of selling the Products to Customers in the Market within the Exclusive Territory and (ii) a non-exclusive, nontransferable, non-sublicenseable (other than as permitted under Section 12.6) license under Mindray’s Intellectual Property embodied in the Products solely for the purpose of selling the Products to Customers in the Market within the Non-Exclusive Territory. For avoidance of doubt, the exclusivity of the license granted herein shall extend only to the Market within the Territory.
12.1.4 During the Term of this Agreement, Heska hereby grants to Mindray a non-exclusive license under Heska’s Intellectual Property embodied in Heska’s trademarks solely for the purpose of manufacturing and providing the Products to Heska pursuant to the terms of this Agreement.
12.2 No Unauthorized Use. Neither Party shall use the other Party’s Intellectual Property or Confidential Information for any purpose other than to advance the sale of the Products by Heska to Customers in the Market within the Territory.
12.3 No Right. Except as expressly set forth herein, neither Party is granted any right to the other Party’s software or Intellectual Property, even if the software, hardware, or firmware is incorporated into any products, software, or other Intellectual Property. Nothing herein, or in any way related to this Agreement or interaction or non-action or delay between the Parties or their assigns, shall grant, transfer, or cause to be shared, with the other Party, any rights in and to either Party’s software, in any form, firmware, designs, component sources and specifications, documentation, or Intellectual Property. This Section 12.3 shall apply, whether or not either Party or any third party products are incorporated in, embedded in, merged with, or otherwise associated with a Party’s products.

12.4 Software License Definition. Certain licenses may be provided, included, or bundled with Products, including but not limited to HL7, networking, and other interfaces and software for displaying, capturing, transmitting or synchronizing data to and from the Analyzer Product (the “Software”).

12.5 Software License. Heska is hereby granted a non-exclusive, fully-paid-up, perpetual, irrevocable license to license, install, use and support the Software solely in connection with the sale of Products to Customers in the Market within the Territory according to the terms hereunder (the “License”). Software is protected by copyright, trademark, and trade secrets laws, international treaty provisions and various other intellectual property laws. Heska shall not, and shall use reasonable commercial efforts to ensure that each Customer does not, (i) use the Software for other than Customer’s internal business purposes, (ii) permit any third parties to use the Software other than as expressly permitted by this Agreement, (iii) reverse engineer, decompile, disassemble, or otherwise attempt to discover the source code of any Software, (iv) modify the Software in any manner, (v) use the Software in the operation of a service bureau, (vi) copy the Software, except that Heska may make copies of the Software for regulatory reasons and in furtherance of support and warranty of the Products, or (vii) use the Software other than in conjunction with the Products sold hereunder, or in any manner not expressly authorized by this Agreement. The Software’s component parts may not be separated either from each other or from the other Product components for any use. Where the Software is end user readable, the Software will be private labeled to Heska’s brand; provided, however, that any copyright notices, other ownership notices, or other legal notices embedded in the Software shall remain in the name of Mindray.
12.6 Right to Sublicense. During the term of this Agreement, Heska may sublicense to Customers, for use in the Market within the Territory, the nonexclusive and personal right to use, in object code format only, the Software for the life of the Products associated with such Software. Such sublicense shall be granted consistent with the terms of Section 6.6 of this Agreement.

12.7 Ownership; Rights. Neither Party shall acquire any right, title or interest in any of the other Party’s trademarks, copyrights, trade names, nor other intellectual property and proprietary information, except as specifically granted in this Agreement. No rights are granted to Heska under this Agreement to make or cause to be made any of the Products.
13. Insurance and Indemnity
13.1 Insurance. Mindray shall at its sole cost and expense maintain throughout the Term: (i) Workers’ Compensation insurance as required by all applicable laws; and (ii) product liability insurance coverage affording protection for bodily injury, death, personal injury and property damage caused by or due to default of the Products, and including coverage for contractual liability and products liability, with minimum coverage limits of [***] per occurrence, and minimum coverage limits of [***] in the aggregate. Any product liability insurance policy of Mindray covering the Products shall name Heska as an additional insured. If applicable law requires Mindray to maintain higher coverage limits or other insurance coverage, then such required limits or insurance shall be satisfied. Mindray hereby covenants to obtain all insurance as required under the terms of this Section 13.1 from a reputable, licensed insurance provider with a financial strength rating of “A-” or better by S&P. Upon written request by Heska, Mindray shall deliver to Heska, one or more certificate(s) of insurance evidencing such coverage. The policies required to be maintained by Mindray under this Section 13.1 shall be primary and non-contributory. With respect to any policies or coverage maintained on a “claims-made” basis, such policies shall be maintained for a period of not less than two years following the expiration of the Term. Notwithstanding anything to the contrary, the contractual liability in 13.l(ii) shall be limited to maximum amounts implied by law and the liability is assumed by Mindray under any warranty under the requirement of Federal or State legislation governing product safety.
13.2 Indemnification by Mindray. Mindray agrees to defend, indemnify and hold harmless Heska and its Affiliates, and each of their respective directors, officers, agents, investors and employees, from any and all losses, claims, damages, awards, penalties, expenses or injuries incurred by Heska, including reasonable attorney’s fees and all court costs, arising out of or resulting from: (a) any third party claims alleging that the Products infringe any copyright, patent, trade secret, trademark, or other proprietary right of any third party; or (b) any third party claims the Products cause bodily injury (including death), or physical damage to tangible property and/or such injury or damage resulted in reputational harm to such third party; or (c) any third party claim that this Agreement, including the negotiation or implementation of this Agreement, or the appointment of Heska by Mindray to sell Products to Customers in the Market within the Territory violates or interferes with (i) any agreement between any third party and Mindray or (ii) any alleged legal duty, express or implied, allegedly owing from Mindray to a third party. The foregoing indemnity applies only if the instructions outlined in the Product’s labeling, manual, and/or instructions for use are followed. This indemnification does not apply to liability and/or damages arising from: (1) an injury due to the negligence of any person other than an employee or agent of Mindray; (2) the failure of any person other than an employee or agent of Mindray to follow any instructions for use of the Product; or (3) the use of any product not purchased from Mindray, or Product that has been modified, altered, reprocessed, or repaired in a manner inconsistent with Mindray published instructions or specifications, where such modification, alteration, reprocess, or repair can be shown to be a material contributor to such liability and/or damages for which indemnification is claimed. Mindray shall have the sole right to defend such claims covered under this indemnification, at its own expense, and Heska shall, at Mindray’s expense, use reasonable efforts to provide such assistance in investigating and defending such claims as Mindray may reasonably request. This indemnity shall survive the expiration or termination of this Agreement.

13.3 Indemnification by Heska. Heska agrees to defend, indemnify and hold harmless Mindray and its Affiliates and each of their respective directors , officers, investors and employees, from any and all losses, claims, damages, awards, penalties, expenses or injuries incurred by Mindray, including reasonable attorney’s fees and all court costs, arising out of or resulting from: (a) any third party claims alleging that the Products as a result of marking by Heska infringe any trademark of any third party; or (b) any third party claims alleging that this Agreement, including the negotiation or implementation of this Agreement , or the appointment of Heska by Mindray to sell Products to Customers in the Market within the Territory violates or interferes with (i) any agreement to which Heska is a party or (ii) any alleged legal duty, express or implied, allegedly owing from Heska to any such third party; or (c) any third party claim arising from Heska’s purchase, marketing, sale, distribution, service, or support of the Products; or (d) Heska’s breach of this Agreement. Heska shall have the sole right to defend such claims covered under this indemnification, at its own expense, and Mindray shall, at Heska’s expense, use reasonable efforts to provide such assistance in investigating and defending such claims as Heska may reasonably request. This indemnity shall survive the termination of this Agreement.

14. Confidential Information
14.1 Confidentiality. No Confidential Information disclosed by either Party to the other in connection with this Agreement shall be disclosed to any person or entity other than the receiving Party’s employees and contractors directly involved with the receiving Party’s use of such information. Such information shall be used only for the purposes contemplated by this Agreement, and such information shall otherwise be protected by the receiving Party from disclosure to others with the same degree of care accorded to its own proprietary information, but not less than a reasonable degree of care in accordance with the normal practice of the medical device development industry. To be subject to this provision, information must be delivered in writing and designated as “proprietary” or “confidential” or, if initially disclosed orally or visually, must be confirmed in writing as “proprietary” or “confidential” within thirty (30) days after the disclosure. Information will not be subject to this provision if it (i) is or becomes a matter of public knowledge without the fault of the receiving Party, (ii) was known to the receiving Party before the disclosure to it by the other Party, as evidenced by written records of the receiving Party, or (iii) was received by the receiving Party from a third person under circumstances permitting its unrestricted disclosure by the receiving Party. If the receiving Party is required by law, or requested by a court or administrative body, to disclose any Confidential Information of the disclosing Party, the receiving Party shall give the disclosing Party prior written notice of such requirement or request prior to disclosing such Confidential Information so that the disclosing Party may seek a protective order or other appropriate relief.
14.2 Confidentiality Release. The Parties shall be released from any confidentiality obligations under this Article 14 five (5) years after the last of any and all of the obligations of the Parties to this Agreement have expired; provided, however, that with respect to any trade secrets disclosed by a Party, the confidentiality obligations under this Article 14 shall survive for as long as such confidential information remains a trade secret.
15. Termination
15.1 Right to Terminate for Good Cause. A Party has the right to tem1inate this Agreement for Good Cause with immediate effect. “Good Cause” means the occurrence of one or more of the following events:
(a) Should one of the Parties become bankrupt or insolvent, or have its business placed in the hands of a receiver, assignee or trustee, whether by voluntary act or otherwise, or become unable to pay its bills in the ordinary course of business, on time; or
(b) If one of the Parties ceases to function as a going concern or to conduct its operations in the normal course of business; or
(c) A Party becomes unable, due to regulatory sanction or claim or loss of license or regulatory approval, to meet its commitments under the Agreement.
15.2 Right to Terminate for Breach with Notice. This Agreement may be terminated by either Party if the other Party materially breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days of written notice by the non-breaching Party describing the material breach (“Notice Period”). Each Party agrees to work with the other, in good faith, in connection with a Party’s efforts to cure any breach.

15.3 Termination During Renewal Term. This Agreement may be terminated by either Party during the Renewal Term upon not less than 180 days prior to the expiration of the then current Renewal Term upon notice to the other Party.
15.4 Effect of Termination. In the event of termination by Mindray for Good Cause pursuant to Section 15.1 or resulting from a breach by Heska pursuant to Section 15.2 above or following the effective date of termination by Heska pursuant to Section 15.3, all undisputed monies owed to Mindray shall become due and payable. Following the expiration of the Term or earlier termination of this Agreement as permitted by Article 15 of this Agreement, Mindray shall have no right to require Heska to continue to act as a distributor of the Products, and Heska shall have no right to require Mindray to continue to sell the Products to Heska; provided. however, that Mindray shall be obligated; (i) to fulfill warranty on Products for the full term of such warranty under this Agreement prior to termination and to sell to Heska and fulfill extended warranty obligations hereunder and during the Tail so that Heska can meet its commitments to Customers who have purchased and paid for (or contractually promised to pay for), through Heska, warranty and service products, including as provided for in Article 9, and Annex B and (ii) to sell Replacement Parts and Consumables to Heska under the Tail, including as provided for in Section 11.2. Each of the Parties acknowledges that it is acting independently in connection with any actions taken in connection with this Agreement, including any investments in personnel, facilities, and marketing activities undertaken hereunder, and is not relying on any express or implied representation or promise from the other Party that this Agreement will continue for any period except as expressly provided herein. Each of the Parties hereby waives any claim against the other for loss or damage of any kind (including, without limitation, damages or other compensation for unjust enrichment, loss of prospective profits, lost business opportunities, rein1bursement for expenditures or investments made or commitments entered into or goodwill) because of the termination of this Agreement for any reason as permitted by Article 15 of this Agreement or failure of Heska to extend the term beyond the Initial Term of this Agreement or because of failure of the Parties, for whatever reason, upon expiration hereof, to make a similar agreement.
16. General Provisions
16.1 Assignment. Either Party may assign their rights or delegate or subcontract their duties under the Agreement to affiliates without written consent of the other party; provided, however that assigning Party shall remain responsible for all performance and obligations under the Agreement. This Agreement shall be binding on and shall inure to the benefit of each Parties’ successors and assigns. Heska may assign this Agreement to: (i) any of its majority owned Affiliates; or (ii) any person or entity that acquires substantially all of the business or assets of Heska or substantially all of the business segment relating to the Products that are the subject of this Agreement; provided, however, Mindray shall have the right to terminate this Agreement and enter Tail Period within sixty (60) days of receipt of notice of assignment if such assignment is (a) to a person or entity that manufactures a competitive product to tl1e Products, or (b) Zoetis, Inc., or (c) IDEXX, Inc.
16.2 Force Majeure. Mindray shall not be liable for, or be deemed to be in default for, delay of or failure in delivery or performance of any other act under this Agreement due directly to any of the following causes; acts of God or the public enemies, civil war, insurrection or riot, fires, floods, explosions, earth quakes or serious accident, epidemics or quarantine restrictions, or any act of government or military authority. Promptly upon the occurrence of any event hereunder which may result in all delay in the delivery of the Products, Mindray shall give notice thereof to Heska, which notice shall identify such occurrence and specify the period of delay which may reasonably be expected to result therefrom.
16.3 Survival of Obligations. Notwithstanding any provision to the contrary contained in this Agreement, the provisions of Articles 6.8, 9, 10, 11.2.1, 12, 13, 14, 15.4 and 16, and other terms that by their nature are intended to survive termination, shall survive the expiration or termination of this Agreement and continue to be enforceable in accordance with their respective terms.
16.4 Notices. Except as otherwise provided herein, any notice or other communication from one Party to the other Party shall be in writing, deemed effective upon receipt and either delivered in person or sent via internationally recognized overnight carrier, United States certified mail, or facsimile (upon confirmation of delivery thereof) and addressed as follows, or to such other address as the addressee shall have specified by notice hereunder from time to time:
If to Heska:

Heska Corporation Attn: President
3760 Rocky Mountain Ave.
Loveland, CO 80538

Copy to:

Heska Corporation
Attn: Legal Department
3760 Rocky Mountain Ave.
Loveland, CO 80538

If to Mindray:

Shenzhen Mindray Bio-Medical Electronics Co., Ltd. Attn: Legal Department
Mindray Building, Keji 12th Road South High-Tech Industrial Park
Nanshan, Shenzhen 518057 P.R. China

Copy to:

Shenzhen Mindray Bio-Medical Electronics Co., Ltd.
c/o North American Corporate Counsel
800 MacArthur Blvd.
Mahwah, NJ 07430

16.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by facsimile or other electronic means are acceptable the same as original signatures for execution of this Agreement.
16.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the Parties agree that the court making the determination of unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
16.7 Compliance with Laws. Each Party to this Agreement shall comply with all applicable laws and regulations relating to the Products and their respective performance under this Agreement.
16.8 No Partnership or Agency. Nothing in this Agreement shall be construed as creating a partnership, agency, employment relationship, franchise relationship or taxable entity between the Parties. The relationship established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint ventures, co-owners, or otherwise as participants in a joint or common undertaking, or (iii) allow either Party to create or assume any obligation on behalf of the other for any purpose whatsoever, except as expressly authorized under this Agreement. All financial obligations associated with the business of each respective Party are the sole responsibility of that respective Party.
16.9 Entire Agreement. This Agreement constitutes the entire understanding of the Parties relating to the subject hereof and supersedes all other previous agreement and understandings, whether written or oral.
16.10 Interpretation; Headings. Articles and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement. This Agreement is the result of arms-length negotiations between the Parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a Party by reason of the fact that such Party or its legal counsel was the draftsman of that provision.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date specified above.

HESKA CORPORATION SHENZHEN MINDRAY BIO-MEDICAL ELECTRONICS CO., LTD.:

By: /s/ Kevin Wilson By: [***]

Name: Kevin Wilson Name: [***]

Title: CEO, President Title: GM, Global VET
Annex A – Product & Product Specifications

Analyzer Product
Name and main function
Mindray product name: BC-5000vet (“Mindray Product”)
OEM product name:  Element HT5 (“Analyzer Product”)

BC-5000vet and Element HT5 is an automatic veterinary 5-part differential hematology analyzer.

Net Size / Net Weight

Net Size/ Net Weight	[***]
HxWxD (cm)	[***]
Weight (Kg)	[***]
Throughput and Parameters
At least [***] samples per hour Dog, Cat, Horse, Ape/Monkey, Ferret, Rat, Mouse, Bovine, Goat, Llama and Sheep.
Aspiration volume: ≤ [***] ul
Parameters:
WBC, Neu#, Lym#, Mon#, Eos#, Bas#, Neu%, Lym%, Mon%, Eos%, Bas%
RBC, MCV, HGB, HCT, MCH, MCHC, RDW%
PLT, MPV
Display and Software
Color touch screen: ≥ 10.1’’
Software updates directly through USB drive.
Embedded operation system.
Communication and Interface
LAN Port supports HL7 protocol
USB, LAN
Support LIS – Bi-Directional Communication

Linearity

Parameter	Unit	Linearity Range	Display Range
WBC	[***]	[***]	[***]
RBC	[***]	[***]	[***]
MCV	[***]	[***]	[***]
HGB	[***]	[***]	[***]
HCT	[***]	[***]	[***]
PLT	[***]	[***]	[***]
Background

Parameter	Unit	Background Limits
WBC	[***]	[***]
RBC	[***]	[***]
HGB	[***]	[***]
PLT	[***]	[***]
Carryover

[***]

The calculated carryovers shall meet the requirements in the following table:

Parameter	Carryover
WBC	[***]
RBC	[***]
HGB	[***]
PLT	[***]
Reproducibility [***]

Parameter	CV%
WBC	[***]
RBC	[***]
MCV	[***]
HGB	[***]
PLT	[***]
Consumables
Diluent, DIFF lyse, LH lyse listed in Annex B (2) “Consumables” (shelf-life is [***] months)
Probe cleanser (shelf-life is [***] months) listed in Annex B (2) “Consumables”
Shelf-life is counted from the manufacturing dates.
QC/Cal listed in Annex B (3) “QC/CAL”

Spare Parts
Not to exceed the principal of manufacturing cost plus [***].

Annex B – Price & Minimum Quantity

Price

1.	Analyzer Product Price in Territory: $[***]
2.	Consumables
P/N	Description	Heska Transfer Price
[***]	EHT5 Diluent(OEM/5.5L×2)	$ [***]
[***]	EHT5 Diluent(OEM/20L×1)	$ [***]
[***]	EHT5 DIFF LYSE(OEM/300mL×4)	$ [***]
[***]	EHT5 LH LYSE(OEM/90mL×4)	$ [***]
[***]	Probe Cleanser(OEM/25mL×6)	$ [***]

3.	QC/Cal
P/N		Description	Heska Transfer Price
[***]		EHT5 Control_CBC-5DMR Vet Normal pack (2 x 3.0mL - Normal Level )	$ [***]
[***]		EHT5 Control_CBC-5DMR Vet Tri-Pack (12 x 3.0mL – 4 of each level Low, Normal, High)	$ [***]
[***]		EHT5 Cal_CBC-CAL PLUS Vet Calibrator set (1 x 3.0mL)	$ [***]

4.	Spare Parts
a. Not to exceed actual manufacturing cost plus [***]. b. The Spare Parts prices are based on Exworks (Incoterms 2010) Mahwah, NJ USA. Spare Parts are shipped to Heska US facilities only.
5.	Extended Warranty (per unit per year of Extended Warranty)
a. [***] of the Analyzer Product Price
Minimum Annual Total
Calendar Year 2020: [***] Analyzer Product units purchased by Heska or its affiliates under this Agreement or any agreement.
Calendar Year 2021: [***] Analyzer Product units purchased by Heska or its affiliates under this Agreement or any agreement.
Calendar Year thereafter: [***] Analyzer Product units purchased by Heska or its affiliates under this Agreement or any agreement.

Analyzer Product units purchased by Heska exceeding a Calendar Year’s Minimum Annual Total will be credited to commitment of next year’s Minimum Annual Total.

Annex C: Territories
Exclusive Territories:
Albania
Andorra
Austria
Bosnia & Herzegovina
Belgium
Croatia
Czech Republic
Denmark
Estonia
Finland
France
Germany
Greece
Iceland
Ireland
Italy
Japan
Kosovo
Latvia
Liechtenstein
Lithuania
Luxembourg
Macedonia
Malta
Moldova
Monaco
Montenegro
Netherlands
Norway
Portugal
San Marino
Slovakia
Slovenia
Spain
Sweden
Switzerland
Ukraine
United Kingdom (Including Scotland, N Ireland, Wales, England)
Spain will be an Exclusive Territory of Heska after December 31, 2020

Non-Exclusive Territories
Rest of World; excepting: i) Mainland China which is not part of any Territory for Heska; and ii) United States, Canada and Mexico which are not part of any Territory under this Agreement and shall be covered by North America Agreement